UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2007

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2007, DreamWorks Animation SKG, Inc. (the “Company”) announced that Philip M. Cross has become the Company’s Chief Accounting Officer effective September 7, 2007. A copy of the press release announcing Mr. Cross’ employment is attached hereto as Exhibit 99.1.

Mr. Cross, age 61, has over 35 years experience in film and entertainment accounting. From 1980 until his retirement in June 2006, he was a partner with PricewaterhouseCoopers LLP (and its predecessor entities) (collectively, “PwC”), most recently serving as a senior partner in that firm’s Technology, Information, Communications and Entertainment practice. From June 2006 until joining the Company in September 2007, Mr. Cross served as an independent consultant, including to the Company. Mr. Cross is a certified public accountant and a member of the American Institute of Certified Public Accountants (“AICPA”). Mr. Cross previously was a member of the Institute of Chartered Accountants of England and Wales, and also was on the Board of Directors of the American Cinematheque and a financial advisor to the British American Film and Television Academy of Los Angeles.

Mr. Cross has entered into an employment agreement with the Company, effective September 7, 2007 (the “Employment Agreement”). The Employment Agreement provides for a term extending until January 1, 2010 and for an annual base salary of $500,000.

In addition, subject to the approval of the Company’s Compensation Committee, Mr. Cross will be eligible to receive annual cash incentive awards with a value, depending on the Company’s performance, ranging between $250,000 (bonus target) and $500,000 (in the case of superior Company performance). With respect to calendar year 2007 performance, subject to the approval of the Compensation Committee, Mr. Cross will be eligible to receive a cash bonus under the Company’s 2004 Omnibus Incentive Compensation Plan. The bonus amount for which Mr. Cross will be eligible for calendar year 2007 performance will range from $165,000 to $330,000. In connection with the approval of the Employment Agreement, the Company’s Compensation Committee has also approved the following performance criteria (consistent with the criteria applicable to the Company’s other executive officers): 60% of the bonus amount for the calendar year 2007 performance will be dependent upon the achievement of specified goals for the Company’s return on equity in 2007, 20% of the bonus amount will be dependent upon the achievement of specified goals for the Company’s production spending for films released in 2007 and the remaining 20% will be dependent upon the achievement of specified goals for the Company’s overhead spending. The actual bonus paid for 2007, if any, will vary depending on the extent to which performance meets, exceeds or falls short of the established Company performance goals for the year. In addition, the Compensation Committee retains negative discretion to decrease any bonus that would be payable to Mr. Cross regardless of the Company’s performance in 2007.

Mr. Cross will also be eligible, subject to annual approval by the Compensation Committee, to receive annual equity incentive awards of restricted stock units and stock appreciation rights (or such other form of equity-based compensation as the Compensation Committee may determine) that have an annual aggregate grant-date value targeted at $750,000.

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The Employment Agreement provides that the Company may terminate Mr. Cross’ employment with or without cause (as defined in the Employment Agreement) and Mr. Cross may terminate his employment for good reason (as defined in the Employment Agreement). If the Company terminates his employment other than for cause, incapacity or death, or Mr. Cross terminates his employment for good reason, the Company will generally continue his base salary and medical, dental, life insurance and other specified benefits until expiration of the original term of the Employment Agreement and Mr. Cross will be entitled to an annual cash amount equal to the average annual cash bonus until the expiration of the Employment Agreement’s term (provided that Mr. Cross will be deemed to have received for calendar year 2007 performance the actual bonus paid to him multiplied by 1.5). In addition, all equity-based compensation held by Mr. Cross will accelerate vesting (with respect to grants having performance-based vesting criteria, on the basis that any mid-range or “target” goals have been achieved) and remain exercisable for the remainder of the term of the grant. In the event that Mr. Cross is terminated prior to his initial grant of equity-based compensation, he will be entitled to receive an additional payment of $750,000.

If Mr. Cross’ employment is terminated for cause (as defined in the Employment Agreement), Mr. Cross will be entitled to payment for any unpaid base salary and any additional non-contingent cash compensation earned prior to termination (including any equity-based compensation that has vested).

If Mr. Cross’ employment is terminated by the Company during the term of the Employment Agreement as a result of incapacity, Mr. Cross will be entitled to receive (i) 50% of his base salary for the shorter of the remainder of the Employment Agreement term or two years, (ii) any additional compensation (including equity-based compensation) that is vested on the date of termination, (iii) any other accrued benefits and (iv) continued medical, dental, life insurance and other specified benefits for 12 months following termination of employment. In addition, Mr. Cross will be entitled to retain all grants of equity-based compensation (whether or not vested) made to him prior to the date of the termination of employment. After termination of employment, the vesting of equity awards subject to the grants will be determined promptly (or, in the instance of grants having performance-based vesting criteria, after the end of the performance period specified in each grant as if Mr. Cross had continued to remain employed throughout the performance period). Mr. Cross will become vested in a percentage of each award determined based on the length of time he was employed prior to termination (in the case of awards having performance-based vesting criteria, subject to attainment of the applicable performance goals), and he will receive credit for the shorter of (A) an additional year of service or (B) 50% of the remaining term of the Employment Agreement. The exercisable portion of any award will remain exercisable for the remaining term of the grant.

If Mr. Cross’ employment terminates during the term of the Employment Agreement as a result of death, his estate or beneficiary will generally be entitled to receive (i) additional base salary for the shorter of one year or the remaining term of the Employment Agreement and (ii) equity-based compensation determined as in the case of incapacity above.

If the Company undergoes a change in control (as defined in the Employment Agreement), all equity-based compensation held by Mr. Cross will accelerate vesting (with respect to grants having performance-based vesting criteria, on the basis that any mid-range or “target” goals have been achieved) and remain exercisable for the remainder of the term of the grant. In addition, the Company will indemnify Mr. Cross, on a fully grossed-up basis, for any tax imposed by Section 4999 of the Internal Revenue Code on “excess parachute payments” as defined in Section 280G of the Internal

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Revenue Code in connection with certain changes in control (whether or not they fall within the definition in the Employment Agreement).

The Company has agreed to indemnify Mr. Cross to the fullest extent permitted by law, against any claims or losses arising in connection with Mr. Cross’ service to it or any affiliate. In addition, Mr. Cross has agreed to non-solicitation and confidentiality provisions in the Employment Agreement.

The foregoing description of Mr. Cross’s Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

From May 7, 2007 until the execution of the Employment Agreement, the Company and Mr. Cross were parties to a consulting services agreement (the “Consulting Agreement”), pursuant to which Mr. Cross provided certain accounting consulting services to the Company. Mr. Cross was compensated for these services at an hourly rate based on consulting hours provided to the Company. The Company incurred an aggregate of $250,650 for Mr. Cross’ services performed pursuant to the Consulting Agreement. The Consulting Agreement was terminated effective as of the commencement of the Employment Agreement.

Other than pursuant to the Employment Agreement and the Consulting Agreement, there are no transactions between the Company and Mr. Cross that are reportable under Item 404(a) of Regulation S-K. No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Cross and any director, nominee for election as a director or executive officer of the Company. Other than the Employment Agreement or as otherwise described in this Current Report on Form 8-K, there were no new plans, contracts or arrangements or any amendments to any plans, contracts or arrangements entered into with Mr. Cross in connection with his appointment as Chief Accounting Officer, nor were there any grants or awards made to Mr. Cross in connection therewith.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release issued by DreamWorks Animation SKG, Inc. dated September 11, 2007.

99.2	Employment Agreement dated September 7, 2007 by and between DreamWorks Animation SKG, Inc. and Philip M. Cross.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: September 11, 2007	By:	/s/ Katherine Kendrick
Katherine Kendrick
General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by DreamWorks Animation SKG, Inc. dated September 11, 2007.

99.2	Employment Agreement dated September 7, 2007 by and between DreamWorks Animation SKG, Inc. and Philip M. Cross.

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